UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Sabre Corporation (“Sabre”) held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) on April 27, 2022. At the 2022 Annual Meeting, Sabre’s stockholders approved the Sabre Corporation 2022 Director Equity Compensation Plan (the “2022 Director Plan”), which was adopted by Sabre’s Board of Directors on March 3, 2022, subject to stockholder approval at the 2022 Annual Meeting. The effective date of the 2022 Director Plan is April 27, 2022.

Under the 2022 Director Plan eligible directors may be granted certain awards, including cash awards, stock options and stock appreciation rights, and other stock-based awards. A description of the material terms and conditions of the 2022 Director Plan is provided under the heading “Proposal 3: Approval of the Sabre Corporation 2022 Director Equity Compensation Plan” of Sabre’s 2022 Proxy Statement, which description is incorporated herein by reference.

The foregoing description of the Plan is qualified in its entirety to the text of the 2022 Director Equity Compensation Plan which is included as Exhibit 10.1 and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)- (b) On March 1, 2022, the record date for the 2022 Annual Meeting, 323,530,762 shares of common stock were outstanding and entitled to vote at the 2022 Annual Meeting. The final results of voting on each of the matters submitted to a vote of stockholders at the 2022 Annual Meeting are as follows:

1.    Stockholders elected each of George Bravante, Jr., Hervé Couturier, Gail Mandel, Sean Menke, Phyllis Newhouse, Karl Peterson, Zane Rowe, Gregg Saretsky, John Scott, and Wendi Sturgis to Sabre’s Board of Directors, each to serve a one- year term to expire at Sabre’s 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
George Bravante, Jr.	248,610,018	1,583,695	164,120	30,500,254
Hervé Couturier	249,120,194	1,112,401	125,238	30,500,254
Gail Mandel	249,097,061	1,097,714	163,057	30,500,254
Sean Menke	246,292,006	3,913,398	152,429	30,500,254
Phyllis Newhouse	249,105,203	1,088,343	164,288	30,500,254
Karl Peterson	151,868,297	98,358,350	131,187	30,500,254
Zane Rowe	247,230,465	3,000,403	126,965	30,500,254
Gregg Saretsky	249,159,118	1,075,807	122,908	30,500,254
John Scott	241,428,533	8,808,312	120,988	30,500,254
Wendi Sturgis	243,871,707	6,364,638	121,488	30,500,254

2.    Stockholders ratified the selection of Ernst & Young LLP as Sabre’s independent auditor for the fiscal year ending December 31, 2022, as set forth below.

Votes For	Votes Against	Abstentions
268,713,945	12,004,471	139,671

3.    Stockholders approved the 2022 Director Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
247,568,257	2,673,850	115,727	30,500,254

4.    Stockholders approved the advisory and non-binding resolution to approve Sabre’s compensation of its named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
235,535,168	14,621,959	200,706	30,500,254

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Sabre Corporation 2022 Director Equity Compensation Plan

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 29, 2022	By:	/s/ Douglas E. Barnett
	Name: Title:	Douglas E. Barnett
Executive Vice President and Chief Financial Officer